Exhibit 4.04

THIS LETTER AND THE ACCOMPANYING FORM OF ELECTION ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the contents of this document or what action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent adviser duly authorised under the Financial Services and Markets Act 2000.

If you have any questions about this letter or the accompanying Form of Election (other than the financial or tax aspects), you should contact Marie Westerlund c/o Criterion Software Group Limited at Westbury Court, Buryfields, Guildford, Surrey GU2 4YZ (telephone number +44 (0) 1483 406 258).

This letter and accompanying Form of Election should not be forwarded or transmitted in, into or from the United States, France or Japan.

Proposal

made to the holders of Options granted under the

Criterion Software Group Limited Approved

Share Option Scheme

The Form of Election should be completed and returned as soon as possible and, in any event, so as to be received by Marie Westerlund at Criterion Software Group Limited by no later than 3.00pm on 16 November 2004.

IF YOU TAKE NO ACTION YOUR OPTION(S) UNDER THE SCHEME WILL LAPSE ON 19 April 2005.

Criterion Software Group Limited Westbury Court Buryfields Guildford Surrey GU2 4YZ Registered in England With number 02464484	Electronic Arts (UK) Limited 2000 Hillswood Drive Chertsey Surrey KT16 0EU Registered in England With number 5180800

26 October 2004

Dear Option holder,

To the holders of options under the Criterion Software Group Limited Approved Share Option Scheme (the “Scheme”)

ACQUISITION BY ELECTRONIC ARTS (UK) LIMITED OF

CRITERION SOFTWARE GROUP LIMITED

1.	INTRODUCTION

On 27 July 2004 Electronic Arts (UK) Limited (“EA”) agreed to purchase from Canon Europa N.V. the whole of the issued share capital of Criterion Software Group Limited (“CSGL”) (the “Acquisition”). The Acquisition completed on 19 October 2004 (the “Completion Date”). CSGL and its subsidiaries are now controlled by, and fall within the enlarged group of, EA and its parent company Electronic Arts, Inc. (“EA Inc.”). Electronic Arts, Inc. is a company incorporated in Delaware, USA and its shares are quoted on Nasdaq.

The purpose of this letter is to notify you of the Completion Date and to explain the choices you may make in relation to any approved options held by you under the Scheme.

IF YOU TAKE NO ACTION YOUR OPTIONS WILL LAPSE IN DUE COURSE.

2.	SUMMARY OF CHOICES

In short, you may decide to either:

(a)	Elect to rollover i.e. exchange, your existing option over CSGL shares (the “Old Option”) in consideration of the grant to you of an equivalent option over shares in EA Inc. (the “New Option”) (the “Rollover Offer”); or

(b)	Exercise your approved option(s), acquire shares in CSGL and receive US$1.76 per CSGL share less any tax and National Insurance contributions.

The above two choices are described further in sections 3.1 and 3.2 below. Your attention is also drawn to the Appendix to this letter which sets out the UK taxation implications of the courses of action described in this letter.

Please note that if you elect to accept the Rollover Offer you must do so in respect of all of the CSGL shares subject to your Old Option. You may not, for example, elect to accept the Rollover Offer in part and exercise the remainder of your approved option and acquire CSGL shares.

Alternatively, you may decide to do nothing in which circumstances your option(s) will lapse and cease to be capable of exercise on 19 April 2005. If you do nothing you will not be entitled to acquire CSGL shares, receive US$1.76 per share or exchange your Old Option for a New Option over shares in EA Inc..

Please note that this letter deals with your rights under the Scheme arising as a result of the Acquisition. Your approved option(s) may lapse or become capable of exercise due to other circumstances. Nothing in this letter serves to extend the exercise period of an approved option that would otherwise lapse.

3.	YOUR CHOICES

3.1	Choice 1: the Rollover Offer

Under the terms of the Rollover Offer, EA invites you to elect to rollover i.e. exchange, subsisting Old Options (options over CSGL shares) into New Options (options over EA Inc. shares). The New Options will be granted to you on the same terms and conditions as the Old Options i.e. the New Options will, under normal circumstances, continue to be capable of exercise from the third anniversary of the date of grant of the Old Option. Furthermore, the aggregate market value and total exercise cost of your Old Option immediately before the rollover will be as near as possible to the aggregate market value and total exercise cost of your New Option immediately after the rollover.

For the purposes of calculating the aggregate market value of your New Option the market value of a CSGL share will be equal to US$1.76 and the market value of a share in the Common Stock of EA Inc. will be equal to US$44.00 being the closing price of a share in the Common Stock of EA Inc. on 25 October 2004.

The number of shares under your New Options will be calculated by taking the number of shares held under the Old Option multiplied by the sum of 1.76 divided by 44.00. Accordingly, an individual holding an approved option over 1,000 shares could exchange that option for a New Option over 40 shares of Common Stock of EA.

The aggregate exercise cost of the New Options will be equal to the aggregate exercise cost of the Old Options. Accordingly, the exercise price per share in the Common Stock of the New Option will be equal to the aggregate exercise cost of the Old Option divided by the number of shares of the Common Stock under the New Option and rounded down to two decimal places. Thus, where the exercise price per share under the Old Option was equal to 3.5 pence per share (aggregate exercise cost of £35), the exercise price per share under the New Option will be equal to $1.61 (£35 divided by 40 converted into USD using an exchange rate of £1.00 to $1.84).

For every 1,000 CSGL shares held under your Old Option you will be granted a New Option over 40 EA Inc. shares at an exercise price of US$ 1.61 per share.

The total number of EA Inc. shares over which your New Option will be granted will be rounded down to the nearest number of whole shares.

For example (for illustrative purposes only)

On 30 January 2002, A was granted an option by CSGL over 2,000 shares at an exercise price of 3.5 pence per share. A elects to rollover his Old Option into a New Option over 80 EA Inc. shares at an exercise price per share equal to US$ 1.61 per share.

If you validly accept the Rollover Offer EA will grant or procure the grant of your New Option within 30 days of the date of this letter. A new option certificate will be issued to you by EA shortly thereafter.

If you wish to elect to rollover your Old Option and be granted a New Option you should complete and sign the enclosed Form of Election and return it to Marie Westerlund c/o Criterion Software Group Limited, Westbury Court, Buryfields, Guildford, Surrey GU2 4YZ to be received by 16 November 2004.

3.2	Choice 2: exercise your option

Your approved option(s) have now become exercisable and will, under normal circumstances, remain exercisable until 18 April 2005, being the expiry of the period of six months commencing on the Completion Date, unless they lapse earlier under the rules of the Scheme.

If you wish to exercise your approved option(s) you should contact Marie Westerlund c/o Criterion Software Group Limited on telephone number +44 (0) 1483 406 258. You will then be forwarded a Notice of Exercise, which should be completed and signed by you and returned to Marie c/o Criterion Software Group Limited, Westbury Court, Buryfields, Guildford, Surrey GU2 4YZ together with a cheque for cleared funds made payable to Criterion Software Group Limited equal to the total cost of exercising your approved option. In addition, you will be required to remit to CSGL funds equal to their estimate of any income tax and employees’ national insurance contributions due and accountable for by you (if at all) on the exercise of your approved option (see the Appendix to this letter which summarises the potential charges to tax and national insurance contributions on the exercise of your option).

You should note that if you do decide to exercise your approved options and acquire CSGL shares the articles of association of CSGL provide that any CSGL shares issued after the Completion Date will be immediately and automatically transferred to EA in consideration of a cash payment equal to US$1.76 per CSGL share (or, if you so elect, its sterling equivalent based on the US$/GBP exchange rate prevailing on the date of payment) less any income tax and national insurance contributions which remains due and accountable for on the exercise of your option. You will not, therefore, receive a CSGL share certificate should you decide to exercise your option and acquire CSGL shares, but you will receive the cash proceeds.

4.	WHAT HAPPENS IF YOU DO NOT ACCEPT THE ROLLOVER OFFER OR EXERCISE YOUR APPROVED OPTIONS?

If you do not accept the Rollover Offer by 16 November 2004 or exercise your approved option(s) by 18 April 2005, your option(s) will lapse and become worthless.

5.	TAXATION

A summary of the principal UK taxation implications of accepting the Rollover Offer and exercising your approved options is set out in the Appendix to this letter. IF YOU ARE IN ANY DOUBT AS TO YOUR TAX POSITION YOU SHOULD CONSULT YOUR PROFESSIONAL TAX ADVISER IMMEDIATELY.

6.	PROCEDURE FOR ACCEPTANCE OF ROLLOVER

If you wish to accept the Rollover Offer, you should complete the enclosed Form of Election and return it to Marie Westerlund c/o Criterion Software Group Limited so as to arrive by NO LATER THAN 3.00pm on 16 November 2004.

7.	FURTHER INFORMATION

If you have any queries on this letter, your approved option(s) or how to complete the Form of Election you should contact Marie Westerlund at Criterion Software Limited, Westbury Court, Buryfields, Guildford, Surrey GU2 4YZ.

Please note that we cannot advise you on what is the best course of action for you. This will depend on your own individual circumstances. You may wish to take independent financial advice, but remember that you will normally be charged for such advice.

Yours faithfully	Yours faithfully

Director for and on behalf of Criterion Software Group Limited	Director for and on behalf of Electronic Arts (UK) Limited

Cc Orbis Trustees Guernsey Limited

Notes:

In the event of any conflict between this letter and the rules of the Scheme or any relevant legislation, the rules of the Scheme and the legislation will prevail.

References to taxation are for guidance only.

Receipt of documents will not be acknowledged. Documents and cheques will be despatched at your risk.

The Form of Election, including the instruction and notes thereon, shall be deemed an integral part of the Rollover Offer.

Accidental omission to despatch this letter or the Form of Election to, or any failure to receive the same by, any person to whom the Rollover Offer is made or should be made, shall not invalidate the Rollover Offer in any way.

The Rollover Offer and acceptances in respect thereof shall be governed by and construed in accordance with English law.

All acceptances of the Rollover Offer will be irrevocable.

APPENDIX

TAX SUMMARY

The following is a summary of the likely United Kingdom taxation implications of your options for option holders resident in the United Kingdom, from the date of grant of your option to the date you sell your shares, and not subject to tax in any other jurisdiction.

The precise tax consequences for you will depend on your particular circumstances and you are advised to seek professional tax advice before taking any action in connection with your approved option. The information below is based on legislation and our understanding of Inland Revenue practice in force as at October 26, 2004 and may be subject to change.

If you are or have been on an expatriate assignment your tax position may be more complicated and you should contact your own professional advisor.

The Rollover Offer

The rolling over of your Old Option into a New Option under the terms of the Rollover Offer is tax neutral. Accordingly, you should not be liable to a charge to income tax, National Insurance contributions or capital gains tax on the actual rollover.

The tax treatment of your New Option will normally depend on whether it is exercised before or after the third anniversary of the date of grant of your Old Option, as explained below.

UK Inland Revenue approved options more than 3 years old on exercise

If you have held your approved option(s) for more than three years at the date of exercise, the tax consequences are:

•	No income tax liability at the date of exercise;

•	No National Insurance contributions (“NICs”) liability;

•	A charge to capital gains tax may arise when you ultimately dispose of your CSGL shares (EA Inc. shares where you have rolled-over your Old Option into a New Option).

Inland Revenue options less than 3 years old on exercise

If you exercise an approved option which is less than three years old at the date of exercise, the tax consequences are:

•	You will be liable to a charge to income tax at your marginal rate and employees’ NICs on the exercise of your option;

•	Income tax and NICs will be charged on the amount by which the market value of the CSGL shares at the date of exercise exceeds the option price paid by you for those shares;

•	The income tax and NICs will be payable under PAYE and those funds will be obtained by CSGL and/or EA either by:

•	you providing a cheque for cleared funds equal to CSGL’s and/or EA’s estimate of your tax liability; or

•	you agreeing to your tax liability being withheld by EA and/or CSGL from any consideration received by you on the transfer of CSGL shares to EA; or

•	CSGL (or EA where you have rolled-over your Old Option) selling some of your CSGL (or EA) shares.

•	You should not be liable to capital gains tax when you dispose of your CSGL shares to EA.

THIS DOCUMENT AND THE ACCOMPANYING LETTER ARE IMPORTANT AND REQUIRE YOUR IMMEDIATE ATTENTION

If you are in any doubt about the action you should take, you should consult an independent financial adviser authorised under the Financial Services and Markets Act 2000.

FORM OF ELECTION

for use by holders of

Options granted under the Criterion Software Group Limited

Approved Share Option Scheme

This Form of Election is accompanied by the letter dated 26 October 2004 from Criterion Software Group Limited (“CSGL”) and Electronic Arts (UK) Limited (“EA”) to holders of approved options granted under Criterion Software Group Limited Approved Share Option Scheme (“the Scheme”).

Notes on completion of the Form of Election

1.	Please insert your full name and address in block capitals in Section 1 below and the number of unexercised approved options in column 2 of the table in Section 2 below.

2.	For each approved option you hold (as set out in Section 2), please indicate whether you wish to exchange it and be granted a New Option over EA Inc. shares on equivalent terms to your Old Option by ticking the appropriate box.

3.	Complete and sign this form where indicated in the presence of an independent witness who is over 18 years of age.

4.	Return this completed Form of Election to Marie Westerlund c/o Criterion Software Group Limited, Westbury Court, Buryfields, Guildford, Surrey GU2 4YZ so that it is received by no later than 16 November 2004.

PLEASE NOTE: If you do not wish to accept the Rollover Offer your option will, under normal circumstances, remain capable of exercise until 18 April 2005, being the expiry of the period of six months from the Completion Date. If you wish to exercise your option please contact Marie Westerlund c/o Criterion Software Group Limited.

SECTION 1

Do not detach any part of this Form of Election

To:	The directors of Criterion Software Group Limited and Electronic Arts (UK) Limited.

Name:	___________________________________________________
HOME address:	___________________________________________________
___________________________________________________
___________________________________________________
__________________________________ Postcode: ________

I hereby irrevocably agree that if I have ticked the box headed “Exchange” overleaf and properly executed this Form of Election:

I am entitled to exchange the option(s) which I have indicated on this form I wish to exchange;

I exchange those option(s) in respect of the maximum number of CSGL shares which currently remain outstanding on the terms set out in this Form of Election and the accompanying letter to optionholders from CSGL and EA dated 26 October 2004;

I irrevocably release all my rights, in respect of my option over CSGL shares with effect from the date of EA’s acceptance of this request in consideration of the grant of an equivalent option over EA Inc. shares;

I request that the option certificate relating to the New Option over EA Inc. shares be sent to me at the address as set out above.

I irrevocably appoint David Lau-Kee of CSGL to be my true and lawful attorney (“Attorney”) with full power and authority in my name and on my behalf to approve, sign, execute and deliver any document and do any act or thing which the Attorney, in his absolute and unfettered discretion, considers necessary or desirable in order to give effect to my decisions on this form. The Attorney has the full power to appoint in writing a substitute to act as my attorney for these purposes;

any option certificates, and correspondence relating to the Acquisition and Rollover Offer will be sent to me at my own risk to the address on this form unless I indicate an alternative in writing to CSGL.

this form is of no effect unless it is properly completed but CSGL and EA may, at their discretion, treat this form as effective even if it is incorrectly completed.

SECTION 2

PLEASE INDICATE YOUR CHOICE BY PLACING A “✓“ IN THE

BOX UNDER THE HEADING OF EXCHANGE

THEN

SIGN THIS FORM AT THE END

Date of Grant	Number of Shares	Exercise Price (£)	Exchange

Signed as a Deed:	_______________________________	_______________________________
	(Sign)	(Print)

In the presence of:	_______________________________	_______________________________
a witness	Signature of witness	Name of witness
(not a relative or any other optionholder)
Address of Witness:	____________________________________________________________________
____________________________________________________________________
____________________________________________________________________
Dated:	____________________________________________________________________